July 14, 2017

State Street Bank and Trust Company

100 Summer Street, Floor 5

Boston, MA 02206

Attention: James Meagher, Managing Director

State Street Alternative Investment Solutions

Re: AQR Funds (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as the AQR Alternative Risk Premia Fund (the “Portfolio”).

In accordance with Section 20.5, the Additional Portfolios provision, of the Master Custodian Agreement dated as of October 4, 2013, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement effective as of the date of this letter. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.6.2 of the Agreement.

The parties also further agree that the Appendix A attached hereto supersedes and replaces in its entirety the Appendix A attached to the Agreement.

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Please indicate your acceptance of the foregoing by executing this letter agreement, and returning one fully-executed copy to the Fund.

Sincerely,

AQR Funds
on behalf of:

AQR Alternative Risk Premia Fund

By:	/s/ Nicole DonVito
Name:	Nicole DonVito
Title:	Chief Legal Officer and Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Meagher
Name:	James Meagher
Title:	Managing Director, Duly Authorized

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC

AND PORTFOLIOS THEREOF, IF ANY.

AQR FUNDS

AQR Style Premia Alternative Fund

AQR Diversified Arbitrage Fund

AQR Equity Market Neutral Fund

AQR Style Premia Alternative LV Fund

AQR Long-Short Equity Fund

AQR Multi-Strategy Alternative Fund

AQR Managed Futures Strategy Fund

AQR Risk Parity Fund

AQR Risk-Balanced Commodities Strategy Fund

AQR Risk Parity II MV Fund

AQR Risk Parity II HV Fund

AQR Large Cap Relaxed Constraint Equity Fund

AQR Small Cap Relaxed Constraint Equity Fund

AQR International Relaxed Constraint Equity Fund

AQR Alternative Risk Premia Fund

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